UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2025

ZETA GLOBAL HOLDINGS CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40464	80-0814458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Park Ave, 33rd Floor
New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 967-5055

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	ZETA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on September 27, 2025, Zeta Global Holdings Corp. (“Zeta”) entered into a Purchase Agreement (the “Purchase Agreement”) with Marigold Group, Inc. (“MGI”), Campaign Monitor Europe UK Ltd. (“CMEUK”), and Selligent Holdings Limited (“Selligent Holdings” together with MGI and CMEUK, the “Sellers”). The transactions contemplated by the Purchase Agreement were completed on November 24, 2025 (the “Closing”), at which time Zeta acquired the Sellers’ enterprise business (the “Marigold Enterprise Business”), including all of the equity interests of certain subsidiaries of the Sellers engaged in the enterprise business, in exchange for aggregate consideration of up to $325 million, subject to customary adjustments. The transaction proceeds consist of (i) $100 million of cash and 5,329,070 newly issued shares of Class A common stock of Zeta, par value $0.001 per share (“Zeta Stock”), delivered at the Closing and (ii) seller notes (the “Seller Notes”) that are payable within three months of Closing for an aggregate amount equal to up to $125 million (up to $50 million of which will be paid in cash, with the remaining $75 million paid, at Zeta’s election, in cash or newly issued shares of Zeta Stock). The number of shares of Zeta Stock to be issued in connection with the Seller Notes, if any, will be determined using a per share value calculated as the daily volume weighted average sales price per share of Zeta Stock on the New York Stock Exchange for each of the 30 consecutive trading days ending on and including the trading day that is the third trading day prior to the date of the maturity of the Seller Notes. Zeta has agreed to register the shares of Zeta Stock issued at the Closing and any shares of Zeta Stock issued in connection with the Seller Notes (collectively, the “Stock Consideration”) for resale under the Securities Act of 1933, as amended (the “Securities Act”).

Zeta is issuing the Stock Consideration in reliance upon the exemptions from registration afforded by Section 4(a)(2) under the Securities Act.

Latham & Watkins LLP, counsel to Zeta, has issued an opinion regarding the validity of the shares of Zeta Stock issued at the Closing and the shares to be issued in connection with the Seller Notes. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On November 24, 2025, Zeta issued a press release announcing that it closed its previously announced acquisition of the Marigold Enterprise Business and is updating its guidance for the quarters ending December 31, 2025 and March 31, 2026 and for fiscal year 2026. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired

Zeta will file the financial statements of the Marigold Enterprise Business required by Item 9.01(a) as an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information

Zeta will file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Latham & Watkins LLP
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
99.1	Press Release, dated November 24, 2025
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zeta Global Holdings Corp.

Date:	November 24, 2025	By:	/s/ Christopher Greiner
Christopher Greiner Chief Financial Officer